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                                                                     Exhibit 1.1


The Stock Exchange of Hong Kong Limited takes no responsibility for the contents of this announcement, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.


                (CHINA EASTERN AIRLINES CORPORATION LIMITED LOGO)
                   CHINA EASTERN AIRLINES CORPORATION LIMITED

  (A joint stock limited company incorporated in the People's Republic of China with limited liability)

                               (Stock code: 670)

                                  ANNOUNCEMENT

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At a board meeting of China Eastern Airlines Corporation Limited (the "COMPANY")
held on 28th October, 2004, resolutions regarding the change of the Chairman of the board of directors were approved.
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The board of directors of the Company (the "BOARD") hereby announces that a
Board meeting was held on 28th October, 2004 (the "BOARD MEETING"). At the Board Meeting, Mr. Ye Yigan resigned, and Mr. Li Fenghua was appointed, as the
Chairman of the Board, both with effect from the conclusion of the Board
Meeting.

During the service of his appointment, Mr. Ye Yigan has been trustworthy and diligent in the discharge of his functions as the Chairman of the Board, and has actively pursued the furtherance of the Company's corporate governance, enhancing the development of the Company's business pursuits and its operating results. The Board is pleased with Mr. Ye's performance during the service of his appointment and hereby expresses its gratitude for his contributions to the Company.



                                                       By order of the Board
                                                       CHINA EASTERN AIRLINES
                                                         CORPORATION LIMITED
                                                             LUO ZHUPING
                                                  Director and Company Secretary



Shanghai, the People's Republic of China
28th October, 2004


The Board as at the date hereof comprises of:
Li Fenghua (Chairman, Executive Director)
Ye Yigan (Non-executive Director)
Cao Jianxiong (Non-executive Director)
Wan Mingwu (Vice President, Executive Director)
Zhong Xiong (Non-executive Director)
Luo Zhuping (Executive Director)
Hu Honggao (Independent Non-executive Director)
Peter Lok (Independent Non-executive Director)
Wu Baiwang (Independent Non-executive Director)

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Zhou Ruijin (Independent Non-executive Director)
Xie Rong (Independent Non-executive Director)

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